UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2021

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CODX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, Mr. Reed L. Benson resigned as the Corporate Secretary of Co-Diagnostics, Inc., a Utah corporation (the “Company”). Mr. Benson had served as the Company’s Corporate Secretary since its inception in April 2013. Mr. Benson’s resignation as Corporate Secretary was not the result of any disagreement with the Company’s management or Board of Directors relating to the Company’s operations, policies, or practices. Mr. Benson will remain an employee of the Company in the role of general counsel.

On July 8, 2021, the Company’s Board of Directors appointed Brian L. Brown, CPA, as the Company’s Corporate Secretary. As previously reported in a Form 8-K filed by the Company on February 22, 2021, Mr. Brown was appointed as the Company’s Chief Financial Officer on February 22, 2021, and will remain in such position.

There no compensatory plan, contract, or arrangement (whether or not written) entered into between the Company and Mr. Brown relating to his appointment as Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	Chief Executive Officer

Date: July 9, 2021